Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 0-19447) of National Beverage Corp. of our report dated July 12, 2007 relating to the financial statements, financial statement schedule, and internal control over financial reporting which appears in this Annual Report on Form 10-K of National Beverage Corp. for the year ended April 28, 2007.
/s/ McGladrey & Pullen LLP
Fort Lauderdale, Florida
July 12, 2007

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